Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Exelixis, Inc. 401(k) Plan, the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, and the 2000 Non-Employee Directors' Stock Option Plan of Exelixis, Inc. and the Registration Statement (Form S-3 No. 333-66134) and in the related Prospectus of our report dated February 1, 2002, with respect to the 2001 consolidated financial statements of Exelixis, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

Palo  Alto,  California
March  19,  2002